Exhibit 99.1

Investor Presentation Overture at Plano 500 Coit Road Plano, TX June 2025

2 2 This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws that are subject to risks and uncertainties. These statements may include words such as “believe”, “expect”, “anticipate”, “intend”, “plan”, “estimate”, “will”, “may” and negatives or derivatives of these or similar expressions. These forward-looking statements include, among others, statements about: DHC’s 2025 guidance, including with respect to potential dispositions, capital expenditures, targeted net operating income (“NOI”) increase and occupancy growth; DHC’s senior housing operating portfolio (“SHOP”) operator strategic initiatives, including occupancy and margin growths, targeted sales and marketing expenditures, expansion of care options, implementation of standard operating procedures and revenue management and expense control; capital recycling plans, including expected timing of dispositions and amount of use of proceeds from dispositions; the value and quality of DHC’s SHOP properties; DHC’s refinancing strategy, including its plans to address debt maturities with potential additional debt and asset sales and DHC’s potential exercise of its option to extend the maturity date of its zero coupon senior secured notes; DHC’s prospects of restoring its investment-grade credit rating; the performance of its SHOP, Medical Office and Life Science Portfolio and Triple Net Leased (“NNN”) Senior Living and Wellness Centers segments; demand for medical office and life science properties and senior living communities; and expected favorable senior living industry trends and strong medical office market and life science sector fundamentals. Forward-looking statements reflect DHC's current expectations, are based on judgments and assumptions, are inherently uncertain and are subject to risks, uncertainties and other factors, which could cause DHC's actual results, performance or achievements to differ materially from expected future results, performance or achievements expressed or implied in those forward-looking statements. Some of the risks, uncertainties and other factors that may cause DHC's actual results, performance or achievements to differ materially from those expressed or implied by forward-looking statements include, but are not limited to, the following: the impact of unfavorable market and commercial real estate industry conditions due to possible reduced demand for healthcare related space and senior living communities, uncertainties surrounding interest rates, wage and commodity price inflation, supply chain disruptions, volatility in the public debt and equity markets, effects of or changes to tariffs or trading policies, pandemics, geopolitical instability and tensions, economic uncertainties, labor market conditions or changes in real estate utilization, among other things, on DHC and its managers and other operators and tenants; DHC's senior living operators' abilities to successfully and profitably operate the communities they manage for DHC; the continuing impact of changing market practices on DHC and its managers and other operators and tenants, such as delayed recovery of the senior living industry, reduced demand for leased medical office, life science and other space of DHC and residencies at senior living communities and increased operating costs; the financial strength of DHC's managers and other operators and tenants; whether the aging U.S. population and increasing life spans of seniors will increase the demand for senior living communities and other medical and healthcare related properties and healthcare services; whether DHC’s tenants will renew or extend their leases or whether DHC will obtain replacement tenants on terms as favorable to DHC as its prior leases; the likelihood that DHC's tenants and residents will pay rent or be negatively impacted by continuing unfavorable market and commercial real estate industry conditions; DHC’s managers’ abilities to increase or maintain rates charged to residents of DHC’s senior living communities and manage operating costs for those communities; DHC's ability to increase or maintain occupancy at its properties on terms desirable to DHC; DHC's ability to increase rents when its leases expire or renew; costs DHC incurs and concessions it grants to lease its properties; risk and uncertainties regarding the costs and timing of development, redevelopment and repositioning activities, including as a result of inflation, cost overruns, supply chain challenges, labor shortages, construction delays or inability to obtain necessary permits or volatility in the commercial real estate markets; DHC's ability to manage its capital expenditures and other operating costs effectively and to maintain and enhance its properties and their appeal to tenants and residents; DHC's ability to effectively raise and balance its use of debt and equity capital; DHC’s ability to purchase cost effective interest rates caps; DHC’s ability to comply with the financial covenants under its debt agreements; DHC's ability to make required payments on its debt; DHC's ability to maintain sufficient liquidity and otherwise manage leverage; DHC's credit ratings; DHC’s ability to sell properties at prices or returns it targets, and the timing of such sales; DHC's ability to sell additional equity interests in, or contribute additional properties to, its existing joint ventures, or enter into additional real estate joint ventures or to attract co-venturers and benefit from DHC's existing joint ventures or any real estate joint ventures it may enter into; DHC's ability to acquire, develop, redevelop or reposition properties that realize its targeted returns; non-performance by counterparties to DHC’s interest rate cap; DHC’s ability to pay distributions to its shareholders and to maintain or increase the amount of such distributions; the ability of RMR to successfully manage DHC; competition in the real estate industry, particularly in those markets in which DHC’s properties are located; government regulations affecting Medicare and Medicaid reimbursement rates and operational requirements; compliance with, and changes to, federal, state and local laws and regulations, accounting rules, tax laws and similar matters; exposure to litigation and regulatory and government proceedings due to the nature of the senior living and other health and wellness related service businesses; actual and potential conflicts of interest with DHC's related parties, including DHC’s Managing Trustees, RMR, ABP Trust, AlerisLife and others affiliated with them; limitations imposed by and DHC’s ability to satisfy complex rules to maintain DHC’s qualification for taxation as a REIT for U.S. federal income tax purposes; acts of terrorism, outbreaks of pandemics or other public health safety events or conditions, war or other hostilities, global climate change or other manmade or natural disasters beyond DHC’s control; and other matters. These risks, uncertainties and other factors are not exhaustive and should be read in conjunction with other cautionary statements that are included in DHC's periodic filings. The information contained in DHC's filings with the SEC, including under the caption “Risk Factors” in its periodic reports, or incorporated therein, identifies important factors that could cause differences from the forward-looking statements in this presentation. DHC's filings with the SEC are available on the SEC's website at www.sec.gov. You should not place undue reliance upon DHC's forward-looking statements. Except as required by law, DHC does not intend to update or change any forward-looking statements as a result of new information, future events or otherwise. Warning Concerning Forward Looking Statements

3 3 Table of Contents Page COMPANY HIGHLIGHTS AND OUTLOOK 4 SHOP INITIATIVES 7 CAPITAL RECYCLING 11 CAPITAL AND LIQUIDITY OUTLOOK 12 SHOP OVERVIEW 14 MEDICAL OFFICE & LIFE SCIENCE PORTFOLIO OVERVIEW 19 TRIPLE NET LEASED SENIOR LIVING & WELLNESS CENTERS OVERVIEW 24 APPENDIX 26

4 4 Company Highlights The Forum at Lincoln Heights 311 West Nottingham Place San Antonio, TX

5 5 DHC Today - National Healthcare REIT 343 Healthcare Related Properties 7.6M sf Medical Office & Life Science Space More than 26,000 Senior Living Units $6.8B Investment Portfolio 9 Triple Net Senior Living Communities and 10 Wellness Centers DHC’s NOI growth is supported by a favorable senior housing industry supply/demand backdrop. Long term, positive healthcare sector tailwinds providing a favorable outlook for improved industry fundamentals. An institutional quality portfolio diversified across the healthcare spectrum supporting long term stable growth. Diversified tenant base with over 400 tenants in attractive medical office and life science markets. An aging U.S. population coupled with constrained supply provides an opportunity to capitalize on demographic trends. Attractive portfolio with a strong lease coverage profile of 2.12x, embedded NOI growth and a weighted average lease term by annualized rental income of 10.5 years.

First Quarter Results and 2025 Guidance

+320 bps
SHOP margin improvement[1]

80.2%
SHOP occupancy

90.1%
Medical Office and Life Science same store occupancy

First Quarter 2025 Financial Results[1]

- Total revenues of $386.9 million.
- Net loss of $9.0 million, or $0.04 per share.
- Normalized FFO of $14.3 million, or $0.06 per share.
- Same property cash basis NOI of $71.5 million, an increase of $12.3 million, or 20.7%.
- **SHOP** same property NOI increased 42.1% year over year, reflecting an increase of 6.5% in SHOP same property revenue attributable to a 110 bps increase in occupancy and a 4.5% increase in average monthly rate.
- Executed approximately 145,000 square feet of leasing activity within the **Medical Office and Life Science Portfolio** at weighted average rents that were 18.4% higher than prior rents for the same space.

2025 Guidance

	LOW	HIGH
SHOP NOI	$120M	$135M
MOB/LS NOI	$104M	$112M
NNN NOI	$29M	$31M
TOTAL NOI	**$253M**	**$278M**
SHOP CapEx	$105M	$120M
TOTAL CapEx	**$150M**	**$170M**

2025 Guidance Commentary

- SHOP Occupancy grows to 82% - 83%.
- SHOP Margins improve 200 bps to 400 bps.
- Estimated disposition proceeds of $680 to $730 million.[2]
    - $337 million completed YTD as of May 16, 2025.[3]
    - $330 million to $380 million in various stages of marketing, including $111 million under agreements or letters of intent.

1. Comparisons reflect change from 1Q24.
2. Includes unencumbered and encumbered asset sales.
3. Includes $321 million of sale proceeds in 1Q25 plus $11.1 million and $5.2 million of proceeds from the sales of one SHOP community and one medical office property, respectively, subsequent to the end of 1Q25.

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7 7 SHOP Performance Initiatives $36.8 $(2.7) $5.0 $(0.2) $38.9 1Q25 Consolidated SHOP NOI One Time NOI Impacts Transitions Dispositions 1Q25 Consolidated Adjusted SHOP NOI Category NOI 1Q25 Consolidated SHOP NOI $36.8 1Q25 Business interruption proceeds recognized as revenue (2.7) Pro forma for stabilized transitioned communities 1 5.0 Pro forma for NOI from planned SHOP dispositions 2 (0.2) Adjusted Consolidated SHOP NOI $38.9 Embedded NOI and margin growth through executing on strategic initiatives Strategic Initiatives Underway Operator Transitions • Remain in markets with strong fundamentals. • Pursue densification and operational synergies. • Identify ROI capital opportunities. • Create new operator relationships. Select Dispositions • Achieve value maximization of non-core assets. • Dispose of smaller unprofitable communities. • Exiting low growth markets. • Avoid capital intensive communities. Execution of key initiatives positions DHC for long-term NOI growth. 1. Pro forma adjustment reflects expected stabilized NOI of the 13-community operator transition that occurred in April and May 2024. The stabilized occupancy and stabilized NOI are for the specific communities as underwritten in the 3rd year of the transition. 2. Pro forma adjustment reflects the 1Q25 NOI generated by the 33 SHOP communities included in our disposition program. (dollars in millions)

Targeted SHOP Portfolio Occupancy & Margin

Occupancy Growth Strategy

- Supported by historically low senior living inventory growth coupled with positive absorption and occupancy growth trends.
- Lower impact of renovation disruption compared to 2024.
- Targeted sales and marketing expenditures and tailoring tours to meet the needs of individual residents.
- Building relationships with local and regional referral partners.
- Expanding level of care options available to residents.

Margin Growth Initiatives

- Implemented standard operating procedures to ensure quality in operations and to boost tours and conversions within the community.
- Performance and occupancy enhancement through regular tracking of key metrics and targeted incentive programs.
- Revenue management with strategic mark-to-market rate adjustments and advancing care services in higher acuity communities.
- Expense control focused on salaries and wages and contract labor.

Projected Occupancy Growth



85%
80%
75%
70%
83.3%
80.0%
0.6%
1.7%
82.5%
80.2%
2019 SHOP Portfolio Occupancy 1
4Q24 SHOP Portfolio Occupancy
Dispositions Uplift
Performance Improvement
Midpoint Guidance Occupancy
1Q25 SHOP Portfolio Occupancy

DHC is conducting top-to-bottom portfolio analyses to optimize occupancy growth and margin expansion.

1. Reflects occupancy for the three months ended December 31, 2019.

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9 9 (4.2%) 3.8% 7.0% 6.2% 5.7% 4.0% 3.3% 0.7% 4.1% 2.0% 72.5% 76.3% 79.3% 80.0% 80.2% 50% 55% 60% 65% 70% 75% 80% 85% -5% 0% 5% 10% 15% 2021 2022 2023 2024 1Q25 Occupancy RevPOR / ExpPOR Growth RevPOR Y/Y ∆% ExpPOR Y/Y ∆% Occupancy % SHOP Margin Expansion is Expected to Continue DHC is focused on driving revenue growth coupled with expense management. SHOP RevPOR vs ExpPOR and Occupancy Growth Trends l 1. Occupancy is for 4Q for each respective year in addition to 1Q25. 1

1010 Operator Transitions To Enhance NOI Growth Transitioned Communities Transition Date April/May 2024 Stabilization 24 - 30 Months Communities / Units 13 / 783 Current Occupancy / NOI 1 62% / ($2.1)M Expected Stabilized Occupancy Expected Stabilized NOI 85% - 88% $4M - $5M Acuity Mix (units) 691 AL, 92 MC Current Rate Upside Potential 2 10.7% Affordability in Years 3 4.1 Years • Expansion of operator relationships, providing best-in-class care. • Operating synergies through efficiencies from a clustered property and regional operating model. • Operators with expertise and a proven track record in executing turnarounds in local markets. • Transitioned Operator has driven strong results since assuming management of several legacy DHC properties in 2021, resulting in occupancy and RevPOR improvements through 1Q25 of 780 bps and 37.0%, respectively. 783 Units 13 Communities $4.5M - $5.5M NOI Upside 23 - 26% Targeted occupancy improvement 1. Amounts shown reflect occupancy for the three months ended March 31, 2025, and 1Q25 NOI annualized. 2. Upside potential between the current achieved rents at the community and the average NIC competitor rents for senior housing within a 3- or 5-mile radius, if available. 3. Calculated as the average home value owned by seniors (age 65+) within a 3-mile radius of the property, divided by the current property’s achieved rent. Transitioned Communities Growth Trends -0.8% 2.5% 2.0% 6.6% 2.3% 5.2% -4.2% 0.8% 59.4% 60.2% 62.0% 62.4% 50% 52% 54% 56% 58% 60% 62% 64% -7% -2% 3% 8% 13% 18% 2Q24 3Q24 4Q24 1Q25 Occupancy RevPOR / ExpPOR Growth RevPOR ExpPOR Occupancy %

Capital Recycling Update

- **Net proceeds totaling approximately $299 million** from unencumbered asset sales in 1Q25 used to pay down our **2026 zero coupon secured notes.**
- Sales of **non-core SHOP** communities to further improve densification of the portfolio, boost NOI and improve overall performance to drive margin expansion.
- Under agreements to sell 18 properties for expected gross proceeds of **$111 million.**

	MOB / Life Science	SHOP	NNN / Other	Total
Under Agreement or Letter of Intent				
Number of Properties / Units	3	15 / 1,242		18
Estimated Gross Sales Price	$17.4M	$93.1M		$110.5M
Price Per SF or Unit	$46.5/SF	$74,964 / Unit		-
Occupancy [1]	35.8%	84.2%		-
NOI [1]	$0.4M	$0.9M		$1.3M
Marketing				
Number of Properties / Units	23	18 / 1,150	4	45
Estimated Proceeds or Price Per Unit	$142.8M - $176.7M	$53,000 – 67,000 / Unit	$15.7M	$219.5M – $269.5M
Occupancy [1]	64.8%	71.6%	68.6%	-
NOI [1]	$2.5M	($0.7)M	$0.2M	$2.0M
Total Disposition Plan				
Number of Properties / Units	26	33 / 2,392	4	63
Estimated Proceeds	$160.2M – $194.1M	$154.1M - $170.2M	$15.7M	$330.0M - $380.0M
Occupancy [1]	59.2%	78.2%	68.6%	-
NOI [1]	$2.9M	$0.2M	$0.4M	$3.5M

1. Occupancy is presented as of March 31, 2025, for the Medical Office and Life Science Portfolio and the Triple Net Leased Wellness Centers & Senior Living properties, and for the three months ended March 31, 2025, for the SHOP segment properties. NOI is presented for the three months ended March 31, 2025, for all properties.

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DIVERSIFIED HEALTHCARE TRUST

2025 YTD Major Financing & Deleveraging Milestones

January 31

Completed Sale of Muse

- $159 million sale of MUSE, a 186,000 square foot, three building life science asset in San Diego, CA.
- The property was 49% leased and contributed $5 million NOI in 2024.
- Used proceeds from the sale to pay down 2026 senior secured notes.

February 27

Completed Sale of 18 NNN Communities

- $135 million sale of 18 triple-net leased senior living communities to Brookdale Senior Living.
- Achieved a valuation of **$154,000 per unit**. The 18 communities include 876 units across 10 states.
- Used proceeds from the sale to pay down 2026 senior secured notes.

March 31

Closed $140 Million Mortgage Financing

- Closed a $140 million mortgage financing secured by 14 senior living communities.
- The loan has a variable interest rate of SOFR + 250 bps.
- Implied capitalization rate of the collateral communities of 7.0%, or approximately **$163,500 per unit**.

April 25

Closed $109 Million Mortgage Financing

- Closed a $109 million mortgage financing with Freddie Mac secured by 7 senior living communities.
- The loan has a 6.22% fixed interest rate.
- Implied capitalization rate of the collateral communities of 7.3%, or approximately **$199,000 per unit**.

May 29 and 30

Closed $94 Million of Mortgage Financings

- Closed $94 million of mortgage financings with two separate lenders secured by six senior living communities.
- The loans have a weighted average interest rate of 6.51%.
- Implied capitalization rate of the collateral communities of 5.8%, or approximately **$162,000 per unit.**

- In total, DHC has received ~$343 million in proceeds from secured financings at a 6.55% average interest rate, **enabling the full, accretive repayment of its 9.75% senior notes due June 2025.**

DHC's refinancing activities highlight the value and quality of its SHOP properties as they represent an aggregate valuation of approximately $174,000 per unit.

12

Balance Sheet Outlook

Improved leverage from **11.2x** in **4Q24** to **8.8x** in **1Q25**

Active disposition plan with **expected proceeds** of **$330 million to $380 million**

Approximately **$4 billion** of unencumbered assets

Lower stabilized **CapEx spend** in comparison to FY2024

Pro Forma Debt Maturity Schedule[3]
(dollars in millions)



Completed
2025 Refinancing
$1.9
$643.2
$2.3
$640.6
$1.9
$60.4
$1,363.1
2025
2026
2027
2028
2029
2030
2031 & After
Unsecured Fixed Rate Debt
Secured Fixed Rate Debt
Secured Floating Rate Debt

2026 Refinancing Strategy

- Completed paydown of $299 million of zero-coupon bonds with disposition proceeds from the sale of 22 collateral properties in 1Q25.
  - Reflects a 25% premium to the allocated fair value of these collateral properties.
- Ample collateral remaining that secure our senior secured notes.
  - 56 properties with 4.4 million sq. ft. and 653 senior living units.
  - 1Q25 NOI of $22.9 million.
  - Gross book value of remaining collateral assets of $1.1 billion.
  - Strong occupancy, WALT and rent coverage.
- Additional asset sales and refinancing strategies.
- DHC has a one-time option to extend the maturity date of these senior secured notes by one year, subject to satisfaction of certain conditions and payment of an extension fee.

DHC is initially targeting leverage of 6.5x to 7.5x to further enhance its cost of capital and improve its outlook with the rating agencies.

1. Pro forma unencumbered SHOP assets reflects unencumbered SHOP assets, adjusted for subsequent financing and disposition activity.
2. Pro forma cash on hand reflects quarter-end unrestricted cash of approximately $303 million, adjusted for subsequent financing and repayment activity.
3. Pro forma debt maturity schedule reflects quarter-end debt maturity schedule, adjusted for subsequent financing and repayment activity.

Note: All information as of March 31, 2025, unless otherwise noted.

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1414 SHOP Segment The Montebello on Academy 10500 Academy Road NE Albuquerque, NM

DIVERSIFIED HEALTHCARE TRUST

SHOP Assets Strategically Positioned in Key Primary and Secondary Markets

SHOP Overview

- 231 SHOP communities spanned across 31 states.
- Portfolio largely located in areas where the growth rate of 75+ population is higher than NIC designated metro population growth rate.
- Good mix of properties strategically located in areas where home values are outpacing the national median home value.
- Majority of the portfolio is in locations above the national median income.

- Higher absorption levels, signaling strong supply/demand fundamentals, supporting SHOP occupancy and rate outlook.
- SHOP is well positioned in favorable markets with demographics growth, strong absorption, and affordability.
- SHOP RevPOR increased 5.7% Y/Y[2], outpacing respective NIC markets (+4.1% Y/Y).

1Q25 SHOP Absorption	
Primary and Secondary NIC[1]	3.7%
DHC Top 10[1]	**3.8%**
DHC Primary/Secondary	**3.7%**

Qualified Population by Net Worth


Seattle
Portland
Boise
Salt Lake City
Denver
Las Vegas
Los Angeles
Phoenix
Tucson
Albuquerque
El Paso
Oklahoma City
Kansas City
Omaha
Little Rock
Baton Rouge
Montgomery
Jacksonville
Detroit
Chicago
Ottawa
Quebec
Brampton
Hermosillo
Chihuahua City
United States

Bubble sizes reflect DHC's unit count in identified market.
Bubble color reflects households within the submarkets where our communities are located, with an age of 75+ and a median net worth of $400,000.

- $400,000 +

1. NIC and SHOP data as of March 31, 2025.
2. RevPOR growth excludes SNFs, consistent with presentation of NIC data.

15

1616 Expect Favorable Industry Trends to Support Operational Momentum • Senior living demographic of 80+ population is projected to grow at a 4.2% CAGR over the next 10 years while inventory growth is expected to remain depressed at 1.0%.1,2 • Rent growth remains elevated with top primary / secondary markets increasing up to 10% annually. • Inventory growth has been decreasing since 2018. Age 80+ Population Growth1 Inventory Growth3 - 5.0 10.0 15.0 20.0 25.0 Millions 0.0% 1.0% 2.0% 3.0% 4.0% 5.0% 6.0% Senior Housing Indepentant Living Assisted Living Long term senior population growth is significantly outpacing inventory growth supporting higher occupancy levels and rent growth. 1. Source: Population estimates from the Organization for Economic Co-Operation and Development (OECD) as of March 2024. 2. Source: National Investment Center for Seniors Housing & Care (NIC) as of 2024. 3. Source: NIC Map © Data Service in primary and secondary markets as of 1Q25. For more information on the NIC MAP © Data Service, please visit www.nic.org/NIC-map.

1717 $654,000 renovation completed in December 2023. Property Overview and Renovation Scope • Barrington Terrace at Boynton Beach is a 109-unit assisted living and memory care community offering a range of studio and one-bedroom accommodations and a robust suite of amenities. • The renovation included new flooring and paint, contemporary furniture, and curated artwork designed to foster resident engagement and highlight the distinctive charm of Boynton Beach. Project Impact on Performance Metrics • RevPOR1 grew 26.4% to $5,188. • Occupancy2 grew 6.2% percentage points to 100%. • Total Project ROI3 of 112.3%. 1. RevPOR % change is based on a snapshot comparison of RevPOR twelve months prior to renovation and twelve months post-completion. 2. Occupancy % change is based on a snapshot comparison of occupancy twelve months prior to renovation and twelve months post-completion. 3. ROI is based on the change in NOI from the twelve months prior to renovation to the twelve months ended March 31, 2025, divided by total project cost. SHOP Renovation Case Study: Barrington Terrace, Boynton Beach, FL

SHOP Portfolio Completed Capital Projects

Morningside of Concord
Concord, NC





- **Units:** **86**
- **Occupancy[1]:** **93.6%**
- **Project Cost:** **$930,000**
- **RevPOR % Increase[2]:** **32.5%**
- **ROI[3]:** **56.6%**
- *Interior refresh of common and program areas, intended to modernize the living spaces and reinforce Morningside's commitment to providing a warm, family-oriented environment.*

Park Place of West Knoxville
Knoxville, TN





- **Units:** **83**
- **Occupancy[1]:** **97.5%**
- **Project Cost:** **$830,000**
- **RevPOR % Increase[2]:** **24.4%**
- **ROI[3]:** **24.7%**
- *Full renovation of the community's shared spaces with new finishes, updated furnishings and artwork, all selected to create a more welcoming and functional environment that encourages resident engagement.*

Morningside of Raleigh
Raleigh, NC





- **Units:** **90**
- **Occupancy[1]:** **86.6%**
- **Project Cost:** **$900,000**
- **RevPOR % Increase[2]:** **17.5%**
- **ROI[3]:** **161.3%**
- *Updates to flooring, furnishings and décor designed to complement Morningside's vibrant lifestyle, supporting everything from lively art classes to quiet conversations in the Magnolia Room.*

1. Occupancy as of March 31, 2025.
2. RevPOR % change is based on a snapshot comparison of RevPOR twelve months prior to renovation and twelve months post-completion.
3. ROI is based on the change in NOI from the twelve months prior to renovation to the twelve months ended March 31, 2025, divided by total project cost.

18

1919 Medical Office & Life Science Segment 4 Maguire Road Lexington, MA

DIVERSIFIED HEALTHCARE TRUST

Medical Office & Life Science Portfolio Overview

High quality Medical Office and Life Science Portfolio.

- Over 400 individual tenants including industry-leading institutions.
- Diverse tenant mix across credit-rated healthcare systems, medical and dental offices, pharmaceutical and biotech research, health insurance and other related industries.
- Top national Health System Affiliations including Aurora Healthcare, Hawaii Pacific Health and NYU Langone.
- 3.2% medical outpatient same property NOI growth over the last two quarters.
- 70% of life science properties located in primary pharmaceutical and medical research markets.

Tenant Industry[1]



Outpatient Service 51%
Biotechnology & Pharmaceuticals 27%
Medical Related Businesses 7%
Other 15%

NOI Breakdown[2]



Life Science 25%
Patient Care 57%
Other, 18%

Life Science Concentrated in Leading Markets[3]



San Francisco Bay 36%
Boston 30%
San Diego/Los Angeles 19%
Other 16%

Medical Office Concentrated in Geographically Diverse Markets[2]



Denver 3%
Dallas-Ft Worth 3%
Orlando 4%
Atlanta 4%
Syracuse 4%
San Antonio 4%
Houston 5%
Austin 5%
Other 17%
Milwaukee 16%
Honolulu 9%
Washington DC Metro 8%
Minneapolis-St. Paul 8%
Long Island 6%
VA Beach-Hampton Road 6%

1. By annualized rental income as of March 31, 2025.
2. By Medical Office and Life Science NOI for the quarter ended March 31, 2025.
3. By Life Science NOI for the quarter ended March 31, 2025.

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2121 Pro Forma Medical Office & Life Science Portfolio Summary MOB & LS by Property Type – Current MOB & LS by Property Type – Post Dispositions 25.8% 24.5% 18.2% 15.5% 2.4% 12.5% 1.1% Life Science Affiliated Off-Campus Other Unaffiliated Affiliated On-Campus Medical Distribution Manufacturing Pro Forma for Dispositions Number of Properties Square Feet 1Q25 Revenues(1) 1Q25 NOI (1) Medical Office 54 4,140,331 $27,741 $15,748 Life Science 13 1,552,928 $12,856 $8,210 Total 67 5,693,259 $40,597 $23,958 Current Portfolio Summary Number of Properties Square Feet 1Q25 Revenues(1) 1Q25 NOI (1) Medical Office 75 5,564,813 $34,532 $17,621 Life Science 18 2,054,854 $15,231 $9,235 Total 93 7,619,667 $49,763 $26,856 25.5% 20.4% 21.6% 16.5% 13.8% 2.1% Life Science Affiliated Off-Campus Other Unaffiliated Affiliated On-Campus Medical Distribution DHC’s closed and planned dispositions of 26 MOB / Life Science Assets for $160.2M to $194.1M would result in only a $2.9M reduction in NOI. 1. Dollar amounts in thousands.

2222 Medical Office Market Tailwinds Medical office fundamentals support sector growth opportunity • Growing demand for healthcare services and increased spending, driven by an aging population and advancements in care provided. • Ongoing migration towards outpatient care is expected to drive demand for outpatient facilities. • Utilization data shows outpatient visits per 1,000 grew 31% from 2000 to 2023, whereas hospital inpatient admissions per 1,000 declined 19%. The shift towards outpatient is linked to multiple factors: • Consumer preference for greater convenience. • Lower costs for providers and insurers. • Advances in clinical science, medical protocols and technology are enabling more procedures to be performed at outpatient facilities, instead of acute care hospitals. • Limited or inefficient space in existing hospitals. • Construction cost increases over the last 5 years have limited new supply despite strong ongoing demand from health systems. 1. Data per 1,000 people (population). Sources: Statista, CMS and Grandview Research, KFF ‘Key Facts About Hospitals’ published February 2025. DHC’s diversified Medical Office Portfolio of predominantly outpatient facilities is well positioned to capitalize on growth opportunities in the sector and deliver value to investors. 60 70 80 90 100 110 120 130 140 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 Indexed to 100 Outpatient vs. Inpatient Utilization1 Outpatient visits per 1,000 Inpatient days per 1,000 Inpatient Admissions per 1,000 31% -18% -19% $.8B $1.1B $1.5B 2020 2021 2022 2023 2024 2025 2026 2027 2028 2029 2030 2031 2032 Growing U.S. Physician & Clinical Expenditures ($ in billions)

2323 -4M SF 0M SF 4M SF 8M SF 12M SF 16M SF 1Q20 3Q20 1Q21 3Q21 1Q22 3Q22 1Q23 3Q23 1Q24 3Q24 1Q25 $0 B $4 B $8 B $12 B $16 B 1Q21 3Q21 1Q22 3Q22 1Q23 3Q23 1Q24 3Q24 1Q25 0 2 4 6 2022 2023 2024 YTD 2025 Life Science Sector Maintaining Fundamentals • Fundamental long-term growth drivers remain intact despite uncertainty relating to tariffs and NIH funding. • A rising chronic disease prevalence, as well as the aging population, are driving demand for pharmaceuticals. • R&D spending, new drug applications and drug approvals are at or near all-time highs. • New investment has remained generally steady since 2022, but below peak levels from 2021. • Pharmaceutical companies have responded to tariff headwinds with major recent commitments. • End of the new construction pipeline, though turnaround in absorption has not yet taken hold. $461.6B $715.5B 2020 2021 2022 2023 2024 2025 2026 2027 2028 2029 2030 Conventional Drugs Biologics & Biosmilars Growing U.S. Drug Demand ($ in billions) Sources: Statista, CMS, Grandview Research and JLL. Absorption consistent with decelerating new supply 1Q 2025 US VC investment steady quarter over quarter Count of Major US Biomanufacturing Announced Investments

2424 Triple Net Leased Wellness Centers & Senior Living Segment The Stratford 2460 Glebe Street, Carmel, IN

2525 Triple Net Leased Wellness Centers & Senior Living Portfolio Overview Stable performance outlook with embedded growth through a mix of contracted rental increases and percentage rent. 1,186 Units 100% Occupancy 5.4 year WALT 1.73x Rent Coverage 812,246 SF 100% Occupancy 14.9 year WALT 2.51x Rent Coverage - - 15.8% - 1.9% 82.3% 2025 2026 2027 2028 2029 2030 and Thereafter NNN Lease Expiration Schedule NNN Senior Living NNN Wellness Centers LifeTime Fitness 971 State Hwy 121, Allen, TX The Stratford 2460 Glebe Street, Carmel, IN

2626 Appendix

2727 1. Certifications as of December 31, 2024. Our business strategy for our Medical Office and Life Science Portfolio incorporates a focus on sustainable approaches to operating these properties in a manner that benefits our shareholders, tenants and the communities in which we are located. We seek to operate those properties in ways that improve the economic performance of their operations, while simultaneously ensuring tenant comfort and safety and managing energy and water consumption, as well as greenhouse gas emissions. Our strategy for our SHOP segment is to work with our operators to prioritize the safety and well-being of our residents, while also seeking to maximize the operating efficiencies of our senior living communities. Impact Through Action Green Building Certifications1 Dedicated Leadership 2727 25 PROPERTIES 2.4 MILLION SF GREEN LEASE LEADERS — GOLD PARTNER 34 PROPERTIES 3.7 MILLION SF 16 PROPERTIES 1.4 MILLION SF DHC’s Board of Trustees DHC’s Board of Trustees demonstrates a strong dedication to environmental and sustainable initiatives and embodies a rich diversity in professional experience and national background, leveraging a wide rage of expertise and perspective. Learn more about the Sustainability programs of our manager, The RMR Group, through its most recently published Sustainability Report. Female Lead Independent 75% Independent 25% Underrepresented Communities 38% Women DHC’s Commitment to Sustainability and Good Governance

2828 Private Clients DHC is managed by The RMR Group LLC, an alternative asset manager Approximately $40 Billion in AUM RMR Platform More than $5 Billion in Annual Revenues Over 18,000 Employees Approximately 1,900 Properties National Multi-Sector Investment Platform Industrial Residential Senior Living Medical Office Life Science Hotels Retail Office RMR Clients Perpetual Capital Private Real Estate Funds Private Capital 28

2929 National Vertically Integrated Real Estate Operating Platform is a Differentiator and Competitive Advantage RMR Shared Services Accounting Marketing Human Resources Investor Relations Property Management Development Finance Legal Information Technology Project Management Tax Portfolio Management Transactions Asset Management 2929

3030 Management aligned with shareholder interests RMR base management fee tied to DHC share price performance • Consists of an annual fee based on 50 bps of the lower of: (1) DHC’s historical cost of real estate, or (2) DHC’s total market capitalization. • There is no incentive for RMR to complete any transaction that could reduce DHC’s share price. RMR incentive fees are contingent on total shareholder return outperformance • Equal to 12% of value generated by DHC in excess of the benchmark index total returns (MSCI U.S. REIT/Health Care REIT Index) per share over a three-year period, subject to a cap (1.5% of equity market cap). • Outperformance must be positive: it can’t be the best of the worst. • Shareholders keep 100% of benchmark returns and at least 88% of returns in excess of the benchmark. Other fees • Property management fee: consists of an annual fee based on 3.0% of rents collected at DHC’s medical office, life science and active adult properties. • Construction supervision fee based on project costs. Alignment of Interests If DHC’s total market cap exceeds historical cost of real estate, base fee is paid on assets. If DHC’s total market cap is less than historical cost of real estate, base fee fluctuates with share price. Incentive fee structure keeps RMR focused on increasing total shareholder return. Members of RMR senior management are holders of DHC shares, some subject to long term lock up agreements. DHC shareholders have visibility into publicly traded RMR. DHC benefits from RMR’s national footprint and economies of scale of a $40 billionplatform.

DIVERSIFIED HEALTHCARE TRUST

Calculation and Reconciliation of NOI and Cash Basis NOI

(dollars in thousands)

	For the Three Months Ended				
	3/31/2025	12/31/2024	9/30/2024	6/30/2024	3/31/2024
Calculation of NOI and Cash Basis NOI:					
Revenues:					
Rental income	$ 58,558	$ 63,883	$ 61,635	$ 62,870	$ 62,650
Resident fees and services	328,306	315,736	312,005	308,522	308,126
Total revenues	386,864	379,619	373,640	371,392	370,776
Property operating expenses	(314,326)	(315,176)	(309,697)	(304,065)	(307,604)
NOI	72,538	64,443	63,943	67,327	63,172
Non-cash straight line rent adjustments included in rental income	(455)	160	(658)	(656)	(291)
Lease value amortization included in rental income	26	22	27	29	28
Lease termination fees included in rental income	(600)	–	–	–	(203)
Non-cash amortization included in property operating expenses	(199)	(201)	(199)	(199)	(199)
Cash Basis NOI	$ 71,310	$ 64,424	$ 63,113	$ 66,501	$ 62,507
Reconciliation of Net Loss to NOI and Cash Basis NOI:					
Net loss	$ (8,986)	$ (87,446)	$ (98,689)	$ (97,861)	$ (86,259)
Equity in net (earnings) losses of investees	(1,487)	(11,479)	(527)	12,307	(1,898)
Income tax expense (benefit)	49	(38)	148	170	187
Loss on modification or early extinguishment of debt	29,071	115	–	209	–
Interest expense	57,831	59,518	59,443	58,702	57,576
Interest and other income	(2,099)	(1,735)	(2,575)	(2,403)	(2,237)
Gain on insurance recoveries	(7,522)	–	–	–	–
(Gain) loss on sale of properties	(110,140)	(38)	(111)	13,213	5,874
Impairment of assets	38,472	29,016	23,031	6,545	12,142
Acquisition and certain other transaction related costs	24	267	331	1,826	86
General and administrative	9,000	(1,245)	13,933	6,262	7,568
Depreciation and amortization	68,325	77,508	68,959	68,357	70,133
NOI	72,538	64,443	63,943	67,327	63,172
Non-cash straight line rent adjustments included in rental income	(455)	160	(658)	(656)	(291)
Lease value amortization included in rental income	26	22	27	29	28
Lease termination fees included in rental income	(600)	–	–	–	(203)
Non-cash amortization included in property operating expenses	(199)	(201)	(199)	(199)	(199)
Cash Basis NOI	$ 71,310	$ 64,424	$ 63,113	$ 66,501	$ 62,507

31

DIVERSIFIED HEALTHCARE TRUST

Calculation and Reconciliation of NOI, Cash Basis NOI, Same Property NOI and Same Property Cash Basis NOI by Segment

(dollars in thousands)	For the Three Months Ended March 31, 2025				For the Three Months Ended December 31, 2024				For the Three Months Ended March 31, 2024			
Calculation of NOI and Cash Basis NOI:	**Medical Office and Life Science Portfolio**	**SHOP**	**All Other**	**Total**	**Medical Office and Life Science Portfolio**	**SHOP**	**All Other**	**Total**	**Medical Office and Life Science Portfolio**	**SHOP**	**All Other**	**Total**
Rental income / residents fees and services	$ 49,763	$ 328,306	$ 8,795	$ 386,864	$ 51,715	$ 315,736	$ 12,168	$ 379,619	$ 54,149	$ 308,126	$ 8,501	$ 370,776
Property operating expenses	(22,907)	(291,478)	59	(314,326)	(24,384)	(290,803)	11	(315,176)	(23,897)	(283,416)	(291)	(307,604)
NOI	$ 26,856	$ 36,828	$ 8,854	$ 72,538	$ 27,331	$ 24,933	$ 12,179	$ 64,443	$ 30,252	$ 24,710	$ 8,210	$ 63,172
NOI	$ 26,856	$ 36,828	$ 8,854	$ 72,538	$ 27,331	$ 24,933	$ 12,179	$ 64,443	$ 30,252	$ 24,710	$ 8,210	$ 63,172
Non-cash straight line rent adjustments included in rental income	(163)	–	(292)	(455)	427	–	(267)	160	184	–	(475)	(291)
Lease value amortization included in rental income	26	–	–	26	22	–	–	22	28	–	–	28
Lease termination fees included in rental income	(600)	–	–	(600)	–	–	–	–	(203)	–	–	(203)
Non-cash amortization included in property operating expenses	(199)	–	–	(199)	(201)	–	–	(201)	(199)	–	–	(199)
Cash Basis NOI	$ 25,920	$ 36,828	$ 8,562	$ 71,310	$ 27,579	$ 24,933	$ 11,912	$ 64,424	$ 30,062	$ 24,710	$ 7,735	$ 62,507
Reconciliation of NOI to Same Property NOI:												
NOI	$ 26,856	$ 36,828	$ 8,854	$ 72,538	$ 27,331	$ 24,933	$ 12,179	$ 64,443	$ 30,252	$ 24,710	$ 8,210	$ 63,172
NOI of properties not included in same property results	(21)	1,540	(1,675)	(156)	(1,735)	3,796	(4,175)	(2,114)	(3,542)	2,288	(2,145)	(3,399)
Same Property NOI	$ 26,835	$ 38,368	$ 7,179	$ 72,382	$ 25,596	$ 28,729	$ 8,004	$ 62,329	$ 26,710	$ 26,998	$ 6,065	$ 59,773
Reconciliation of Same Property NOI to Same Property Cash Basis NOI:												
Same Property NOI	$ 26,835	$ 38,368	$ 7,179	$ 72,382	$ 25,596	$ 28,729	$ 8,004	$ 62,329	$ 26,710	$ 26,998	$ 6,065	$ 59,773
Non-cash straight line rent adjustments included in rental income	184	–	(292)	(108)	387	–	(258)	129	94	–	(466)	(372)
Lease value amortization included in rental income	30	–	–	30	30	–	–	30	30	–	–	30
Lease termination fees included in rental income	(600)	–	–	(600)	–	–	–	–	–	–	–	–
Non-cash amortization included in property operating expenses	(158)	–	–	(158)	(156)	–	–	(156)	(151)	–	–	(151)
Same Property Cash Basis NOI	$ 26,291	$ 38,368	$ 6,887	$ 71,546	$ 25,857	$ 28,729	$ 7,746	$ 62,332	$ 26,683	$ 26,998	$ 5,599	$ 59,280

32

Calculation and Reconciliation of FFO, Normalized FFO and CAD

(dollars in thousands)

	For the Three Months Ended				
	3/31/2025	12/31/2024	9/30/2024	6/30/2024	3/31/2024
Net loss	$ (8,986)	$ (87,446)	$ (98,689)	$ (97,861)	$ (86,259)
Depreciation and amortization	68,325	77,508	68,959	68,357	70,133
(Gain) loss on sale of properties	(110,140)	(38)	(111)	13,213	5,874
Impairment of assets	38,472	29,016	23,031	6,545	12,142
Equity in net (earnings) losses of investees	(1,487)	(11,479)	(527)	12,307	(1,898)
Share of FFO from unconsolidated joint ventures	2,737	2,672	2,273	2,047	2,014
Adjustments to reflect DHC's share of FFO attributable to an equity method investment [1]	1,073	1,572	1,698	9,955	582
FFO	(10,006)	11,805	(3,366)	14,563	2,588
Incentive management fees [2]	2,407	(6,934)	6,934	(849)	849
Acquisition and certain other transaction related costs	24	267	331	1,826	86
Gain on insurance recoveries	(7,522)	–	–	–	–
Loss on modification or early extinguishment of debt	29,071	115	–	209	–
Adjustments to reflect DHC's share of Normalized FFO attributable to an equity method investment [1]	331	37	127	(8,919)	–
Normalized FFO	$ 14,305	$ 5,290	$ 4,026	$ 6,830	$ 3,523

1. For the three months ended March 31, 2024, represents DHC's 34% pro rata share of AlerisLife's FFO and Normalized FFO for DHC's period of ownership from February 16, 2024, to March 31, 2024.
2. DHC did not recognize an incentive management fee for the year ended December 31, 2024.

33

Calculation and Reconciliation of FFO, Normalized FFO and CAD (continued)

DIVERSIFIED HEALTHCARE TRUST

(amounts in thousands, except per share data)

	For the Three Months Ended				
	3/31/2025	12/31/2024	9/30/2024	6/30/2024	3/31/2024
Normalized FFO	$ 14,305	$ 5,290	$ 4,026	$ 6,830	$ 3,523
General and administrative expense paid in common shares	592	324	925	940	558
Net amortization of debt discounts, premiums, issuance costs and interest rate caps	26,087	26,795	26,188	25,591	24,863
Non-cash amortization included in expenses	(943)	(944)	(943)	(942)	(943)
Non-cash straight line rent adjustments included in rental income	(455)	160	(658)	(656)	(291)
Lease value amortization included in rental income	26	22	27	29	28
Recurring capital expenditures	(26,486)	(44,241)	(38,274)	(34,475)	(23,962)
Share of FFO from unconsolidated joint ventures	(2,737)	(2,672)	(2,273)	(2,047)	(2,014)
Adjustments to reflect DHC's share of FFO and Normalized FFO attributable to an equity method investment [1]	(1,404)	(1,609)	(1,825)	(1,036)	(582)
Unconsolidated joint venture distributions	–	–	–	–	1,231
Equity method investment distribution	17,000	–	–	–	–
CAD	$ 25,985	$ (16,875)	$ (12,807)	$ (5,766)	$ 2,411
Weighted average common shares outstanding (basic and diluted)	239,957	239,949	239,667	239,326	239,193
Per common share data (basic and diluted):					
Net loss	$ (0.04)	$ (0.36)	$ (0.41)	$ (0.41)	$ (0.36)
FFO	$ (0.04)	$ 0.05	$ (0.01)	$ 0.06	$ 0.01
Normalized FFO	$ 0.06	$ 0.02	$ 0.02	$ 0.03	$ 0.01
CAD	$ 0.11	$ (0.07)	$ (0.05)	$ (0.02)	$ 0.01

1. For the three months ended March 31, 2024, represents DHC's 34% pro rata share of AlerisLife's FFO and Normalized FFO for DHC's period of ownership from February 16, 2024, to March 31, 2024.

34

3535 NOI, Cash Basis NOI, Same Property NOI and Same Property Cash Basis NOI The calculations of NOI, Cash Basis NOI, same property NOI and same property cash basis NOI exclude certain components of net income (loss) in order to provide results that are more closely related to our property level results of operations. We calculate NOI, Cash Basis NOI, same property NOI and same property cash basis NOI as shown in this appendix. We define NOI as income from our real estate less our property operating expenses. NOI excludes depreciation and amortization. We define Cash Basis NOI as NOI excluding non-cash straight line rent adjustments, lease value amortization, lease termination fees, if any, and non-cash amortization included in property operating expenses. We calculate same property NOI and same property cash basis NOI in the same manner that we calculate the corresponding NOI and cash basis NOI amounts, except that we only include same properties in calculating same property NOI and same property cash basis NOI. We use NOI, Cash Basis NOI, same property NOI and same property cash basis NOI to evaluate individual and company-wide property level performance. Other real estate companies and REITs may calculate NOI, Cash Basis NOI, same property NOI and same property cash basis NOI differently than we do. FFO and Normalized FFO We calculate FFO and Normalized FFO as shown in this appendix. FFO is calculated on the basis defined by the National Association of Real Estate Investment Trusts, which is net income (loss), calculated in accordance with GAAP, excluding any gain or loss on sale of properties, equity in net earnings or losses of investees, loss on impairment of real estate assets, gains or losses on equity securities, net, if any, and including adjustments to reflect our proportionate share of FFO of our equity method investees, plus real estate depreciation and amortization of consolidated properties, as well as certain other adjustments currently not applicable to us. In calculating Normalized FFO, we adjust for the items shown in this appendix, including similar adjustments for our unconsolidated joint ventures, if any, and include business management incentive fees, if any, only in the fourth quarter versus the quarter when they are recognized as an expense in accordance with GAAP due to their quarterly volatility not necessarily being indicative of our core operating performance and the uncertainty as to whether any such business management incentive fees will be payable when all contingencies for determining such fees are known at the end of the calendar year. FFO and Normalized FFO are among the factors considered by our Board of Trustees when determining the amount of distributions to our shareholders. Other factors include, but are not limited to, requirements to maintain our qualification for taxation as a REIT, limitations in the agreements governing our debt, the availability to us of debt and equity capital, our expectation of our future capital requirements and operating performance and our expected needs for and availability of cash to pay our obligations. Other real estate companies and REITs may calculate FFO and Normalized FFO differently than we do. Non-GAAP Financial Measures We present certain "non-GAAP financial measures" within the meaning of applicable rules of the Securities and Exchange Commission, including net operating income, or NOI, Cash Basis NOI, same property NOI, same property Cash Basis NOI, funds from operations, or FFO, and normalized funds from operations, or Normalized FFO, and cash available for distribution, or CAD. These measures do not represent cash generated by operating activities in accordance with GAAP and should not be considered alternatives to net income (loss) as indicators of our operating performance or as measures of our liquidity. These measures should be considered in conjunction with net income (loss) as presented in our consolidated statements of income (loss). We consider these non-GAAP measures to be appropriate supplemental measures of operating performance for a REIT, along with net income (loss). We believe these measures provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation and amortization, they may facilitate a comparison of our operating performance between periods and with other REITs and, in the case of NOI, Cash Basis NOI, same property NOI and same property Cash Basis NOI, reflecting only those income and expense items that are generated and incurred at the property level may help both investors and management to understand the operations of our properties. DEFINITIONS OF CERTAIN NON-GAAP FINANCIAL MEASURES Cash Available for Distribution We calculate CAD as shown on page 31. We define CAD as Normalized FFO minus our proportionate share of Normalized FFO from unconsolidated joint venture properties and our equity method investment, plus operating cash flow distributions received from our unconsolidated joint ventures and equity method investment, if any, recurring real estate related capital expenditures, adjustments for other non-cash and nonrecurring items, certain amounts excluded from Normalized FFO but settled in cash, as well as certain other adjustments currently not applicable to us. CAD is among the factors considered by our Board of Trustees when determining the amount of distributions to our shareholders. Other real estate companies and REITs may calculate CAD differently than we do.

3636 Certain Definitions: AL: Assisted Living senior living communities. ExpPOR: The average expenses generated per occupied room per month at Seniors Housing Operating properties. Health System Affiliations: Medical outpatient properties are considered affiliated with a health system if one or more of the following conditions are met: i) the property is defined as On-Campus, ii) a majority of the property is leased by a health system entity, iii) the property includes an ambulatory surgery center with a hospital partnership interest, or iv) at least 50% of the property’s annualized rental income in aggregate is from a) leases with hospital systems or direct subsidiaries of a hospital systems, b) leases with tenants that self-report affiliations with hospital systems, c) leases with tenants that are members of network of providers with at least ten locations, d) leases with tenants where a majority of care providers served by the leased premises are listed as providers by a hospital system, e) leases with physician groups that are either employed, directly or indirectly by a health system, or have a significant clinical and financial affiliation with a health system. IL: Independent Living senior living communities. LS: Life Science building. MC: Memory Care senior living communities. MOB: Medical Office building. On-Campus: A medical outpatient property that is physically located within the boundaries of a hospital campus or the land parcel is adjacent to or directly across from a hospital campus. RevPOR: The average revenues generated per occupied room per month at Seniors Housing Operating properties. Stabilization: The stabilized occupancy and stabilized NOI are for the specific communities as underwritten in the 3rd year of the transition. WALT: Weighted average lease term by annualized rental income. CERTAIN DEFINITIONS